EXHIBIT 99.1

LHC Group Announces First Quarter 2015 Results

LAFAYETTE, La., May 6, 2015 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of home health, hospice and community-based and comprehensive post-acute healthcare services, today announced its financial results for the three months ended March 31, 2015.

First Quarter Highlights

  Net service revenue for the first quarter of 2015 was $193.1 million, an increase of 18% compared with net service revenue of $163.7 million in the same period of 2014.
  Net income attributable to LHC Group for the first quarter of 2015 was $6.8 million, or $0.39 per diluted share, an increase of 62.5% compared with net income attributable to LHC Group of $4.1 million, or $0.24 per diluted share, in the same period of 2014.
  Organic growth in Home Health Medicare admissions for the first quarter of 2015 was 6.5% compared to the first quarter of 2014.
  The Company is raising its FY 2015 guidance for net service revenue to a range of $765 million to $780 million and revising its fully diluted earnings per share to a range of $1.55 to $1.70.

Commenting on the results, Keith G. Myers, LHC Group's chairman and CEO, said, "I am extremely proud of the strong and well-balanced operating results our team delivered during the first quarter.  I am particularly pleased with our ability to once again achieve a solid organic growth rate in home health Medicare admissions of 6.5% compared with the first quarter of 2014. I would like to congratulate and thank our nearly 10,000 team members for their unwavering commitment to excellence and for consistently delivering high-quality care to the growing number of patients, families and communities we serve."

FY 2015 Guidance

The Company is raising its full year 2015 guidance issued on February 25, 2015, for net service revenue in the range of $755 million to $775 million to a new range of $765 million to $780 million. In addition, the Company is revising its fully diluted earnings per share in the range of $1.50 to $1.70 by raising the lower end and establishing a new range of $1.55 to $1.70. This guidance does not take into account the impact of future reimbursement changes, if any, future acquisitions or share repurchases, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call

LHC Group will host a conference call on Thursday, May 7, 2015, at 11:00 a.m. Eastern time to discuss its first quarter 2015 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Wednesday, May 13, 2015, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 27216865. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCgroup.com. A one-year online replay will be available approximately an hour after the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of post-acute healthcare services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice and community-based services and provides inpatient care through long-term acute care hospitals.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	March 31, 2015	Dec. 31, 2014
ASSETS
Current assets:
Cash	$ 4,041	$ 531
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $20,985 and $18,582, respectively	98,041	97,498
Other receivables	2,523	1,334
Amounts due from governmental entities	978	1,164
Total receivables, net	101,542	99,996
Deferred income taxes	12,713	11,381
Prepaid income taxes	615	3,093
Prepaid expenses	10,477	8,724
Other current assets	4,597	3,777
Receivable due from insurance carrier	--	7,850
Total current assets	133,985	135,352
Property, building and equipment, net of accumulated depreciation of $45,784 and $44,683, respectively	35,309	34,787
Goodwill	240,294	240,019
Intangible assets, net of accumulated amortization of $7,124 and $6,560, respectively	79,504	79,685
Other assets	1,872	1,896
Total assets	$ 490,964	$ 491,739

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$ 20,301	$ 19,278
Salaries, wages and benefits payable	30,711	22,466
Self-insurance reserve	7,923	6,559
Current portion of long-term debt	233	230
Amounts due to governmental entities	5,382	4,459
Legal settlement payable	--	7,850
Total current liabilities	64,550	60,842
Deferred income taxes	34,741	33,592
Income tax payable	3,415	3,415
Revolving credit facility	47,000	60,000
Long-term debt, less current portion	719	778
Total liabilities	150,425	158,627
Noncontrolling interest – redeemable	11,297	11,517
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 22,168,703 and 22,015,211 shares issued in 2015 and 2014, respectively	222	220
Treasury stock – 4,767,570 and 4,734,363 shares at cost, respectively	(36,782)	(35,660)
Additional paid-in capital	110,549	108,708
Retained earnings	252,176	245,371
Total LHC Group, Inc. stockholders' equity	326,165	318,639
Noncontrolling interest – non-redeemable	3,077	2,956
Total stockholders' equity	329,242	321,595
Total liabilities and stockholders' equity	$ 490,964	$ 491,739

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net service revenue	$ 193,079	$ 163,681
Cost of service revenue	114,426	97,334
Gross margin	78,653	66,347
Provision for bad debts	5,259	3,362
General and administrative expenses	59,298	54,579
Operating income	14,096	8,406
Interest expense	(545)	(388)
Income before income taxes and noncontrolling interest	13,551	8,018
Income tax expense	4,729	2,923
Net income	8,822	5,095
Less net income attributable to noncontrolling interests	2,017	1,027
Net income attributable to LHC Group, Inc.'s common stockholders	$ 6,805	$ 4,068

Earnings per share – basic and diluted:
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.39	$ 0.24

Weighted average shares outstanding:
Basic	17,322,791	17,148,043
Diluted	17,489,483	17,268,716

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net income	$ 8,822	$ 5,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,716	2,125
Provision for bad debts	5,259	3,362
Stock-based compensation expense	991	1,048
Deferred income taxes	(183)	395
Impairment of intangibles and other	79	--
Loss on disposal of assets	284	--
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(7,026)	956
Prepaid expenses and other assets	(2,549)	(39)
Prepaid income taxes	2,478	248
Accounts payable and accrued expenses	10,624	(6,428)
Net amounts due to/from governmental entities	1,109	(659)
Net cash provided by operating activities	22,604	6,103

Investing activities
Purchases of property, building and equipment	(2,958)	(1,520)
Cash paid for acquisitions, primarily goodwill and intangible assets	(567)	(61,159)
Net cash (used in) investing activities	(3,525)	(62,679)

Financing activities
Proceeds from line of credit	--	60,000
Payments on line of credit	(13,000)	(12,000)
Proceeds from employee stock purchase plan	210	184
Payments on debt	(57)	(37)
Noncontrolling interest distributions	(2,242)	(1,768)
Excess tax benefits from vesting of stock awards	642	112
Redemption of treasury shares	(1,122)	(727)
Sale of noncontrolling interest	--	193
Net cash provided by (used in) financing activities	(15,569)	45,957
Change in cash	3,510	(10,619)
Cash at beginning of period	531	14,014
Cash at end of period	$ 4,041	$ 3,395

Supplemental disclosures of cash flow information
Interest paid	$ 447	$ 370
Income taxes paid	$ 1,787	$ 2,413

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31, 2015
	Home- Based Services	Community- Based Services	Hospice Services	Facility-Based Services	Total
Net service revenue	$ 146,592	$ 9,773	$ 16,851	$ 19,863	$ 193,079
Cost of service revenue	85,546	6,900	10,099	11,881	114,426
Provision for bad debts	4,476	180	347	256	5,259
General and administrative expenses	46,454	2,217	4,888	5,739	59,298
Operating income	10,116	476	1,517	1,987	14,096
Interest expense	(430)	(6)	(60)	(49)	(545)
Income before income taxes and noncontrolling interest	9,686	470	1,457	1,938	13,551
Income tax expense	3,657	45	620	407	4,729
Net income	6,029	425	837	1,531	8,822
Less net income attributable to noncontrolling interests	1,521	(20)	246	270	2,017
Net income attributable to LHC Group, Inc.'s common stockholders	$ 4,508	$ 445	$ 591	$ 1,261	$ 6,805
Total assets	$ 385,653	$ 32,971	$ 34,019	$ 38,321	$ 490,964

	Three Months Ended March 31, 2014
	Home- Based Services	Community- Based Services	Hospice Services	Facility-Based Services	Total
Net service revenue	$ 127,793	$ 887	$ 15,222	$ 19,779	$ 163,681
Cost of service revenue	75,800	644	8,897	11,993	97,334
Provision for bad debts	2,623	31	105	603	3,362
General and administrative expenses	44,194	323	4,444	5,618	54,579
Operating income (loss)	5,176	(111)	1,776	1,565	8,406
Interest expense	(307)	(3)	(39)	(39)	(388)
Income (loss) before income taxes and noncontrolling interest	4,869	(114)	1,737	1,526	8,018
Income tax expense	2,270	23	346	284	2,923
Net income (loss)	2,599	(137)	1,391	1,242	5,095
Less net income attributable to noncontrolling interest	607	--	201	219	1,027
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$ 1,992	$ (137)	$ 1,190	$ 1,023	$ 4,068
Total assets	$ 400,911	$ 1,544	$ 28,919	$ 36,726	$ 468,100

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Key Data:
Home-Based Services:
Home Health
Locations	272	267
Acquired	1	2
De novo	2	1
Divested/Consolidated	3	2
Total new admissions	35,965	30,913
Medicare new admissions	24,875	21,141
Average daily census	36,450	32,988
Average Medicare daily census	27,235	24,938
Medicare completed and billed episodes	46,684	42,375
Average Medicare case mix for completed and billed Medicare episodes	0.97	0.98
Average reimbursement per completed and billed Medicare episodes	$ 2,435	$ 2,360
Total visits	990,135	907,446
Total Medicare visits	741,850	681,523
Average visits per completed and billed Medicare episodes	15.9	16.1
Organic growth:(1)
Net revenue	4.5%	-5.1%
Net Medicare revenue	2.9%	-5.4%
Total new admissions	6.2%	-6.9%
Medicare new admissions	6.5%	-7.9%
Average daily census	0.8%	-11.5%
Average Medicare daily census	(0.5)%	-11.6%
Medicare completed and billed episodes	0.3%	-3.7%

Community-Based Services:
Locations	14	8
Acquired	1	0
De novo	0	0
Divested/Consolidated	0	0
Average daily census	1,262	461
Billable hours	294,016	41,064
Revenue per billable hour	$ 33.24	$ 21.58

Hospice-Based Services:
Locations	38	33
Acquired	0	1
De novo	0	0
Divested/Consolidated	0	1
Admissions	1,481	1,232
Average daily census	1,357	1,223
Patient days	122,179	110,043
Average revenue per patient day	$ 138	$ 138

Facility-Based Services:
Long-term Acute Care
Locations	8	8
Patient days	16,162	16,462
Average revenue per patient day	$ 1,187	$ 1,154

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com